UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 27, 2005, Millennium America Inc., a wholly owned subsidiary of Millennium Chemicals Inc., which is a wholly owned subsidiary of Lyondell Chemical Company ("Lyondell"), announced the completion of its cash tender offer for the 7.00% Senior Notes due 2006 (the "Notes"). The offer expired at 12:00 midnight EDT, on Monday, September 26, 2005, and a total of $281.4 million principal amount of Notes was tendered and accepted for purchase under the terms of the offer. The September 27, 2005 press release regarding the matter is being filed with this Current Report on Form 8-K as Exhibit 99.1.

On September 27, 2005, Lyondell announced that its Texas Gulf Coast facilities are in the process of resuming operations that were shut down as a result of Hurricane Rita. The September 27, 2005 press release regarding the matter is being filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release

99.2 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: September 27, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

99.1 Press Release

99.2 Press Release